Exhibit 99.1

CATHAY MERCHANT GROUP, INC.
3604 TOWER 1, KERRY EVERBRIGHT CITY,
218 TIAN MU ROAD WEST,
SHANGHAI, P.R. CHINA 200070

PROXY FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

_________________

The undersigned shareholder of Cathay Merchant Group, Inc. (the “Company”) hereby appoints Michael J. Smith and Silke Brossmann, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned shareholder and vote all shares of the Company’s common stock that the undersigned shareholder would be entitled to vote if personally present at the Annual and Special Meeting of Shareholders of the Company, to be held at _________________, at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070, and at any adjournments or postponements thereof (the “Meeting”), as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” each of the proposals to be voted upon at the Meeting. This proxy also will be voted in the discretion of the holders hereof in favor of any proposal to adjourn or postpone the Meeting, and upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE. [X]

PROPOSAL 1. ELECTION OF NOMINEES AS DIRECTORS:	For	Withhold	Abstain
Michael J. Smith
Silke Brossman
Jelena Djordejevic-Lausevic
Mirjana Lausevic-Zdravkovic
PROPOSAL 2. APPROVAL OF PETERSON SULLIVAN PLLC
AS INDEPENDENT ACCOUNTANTS OF THE COMPANY: To approve
Peterson Sullivan PLLC, as independent accountants of the Company for the year ended July 31, 2005, and to authorize the Company's board of
directors to fix the remuneration to be paid to the auditors of the Company.	For	Withhold	Abstain
PROPOSAL 3. THE MERGER: To approve the merger and related matters thereto, by ordinary resolution whereby the Company will merger with and into Cathay Merchant Group (Wyoming), Inc. with Cathay Merchant
Group (Wyoming), Inc. continuing on as the surviving corporation, as
described in the accompanying proxy statement-prospectus.	For	Against	Abstain
PROPOSAL 4. THE CONTINUANCE: To approve the continuance, and related matters thereto, by special resolution whereby the Company will consummate the continuance from the State of Wyoming to the Turks and
Caicos Islands as described in the accompanying proxy
statement-prospectus.	For	Against	Abstain

In their discretion, the proxies are authorized to vote in favor to adjourn or postpone the Meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of any of the proposals to be voted upon at the Meeting, provided that this authority is withheld if the undersigned has marked to vote “AGAINST” either Proposal 3 or Proposal 4.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any postponements or adjournments of the Meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE VOTED “FOR” EACH OF PROPOSALS TO BE VOTED UPON AT THE MEETING.

Date: ______________________, 2005

Signature:_______________________________

Signature:_______________________________

(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly
authorized officer.)